Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of KALA BIO, Inc of our report dated April 15, 2026, with respect to the consolidated financial statements of KALA BIO, Inc as of December 31, 2025, and for the year then ended, appearing in KALA BIO Inc’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on April 15, 2026.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ HTL International, LLC

Houston, TX

June 12, 2026